Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

21ST CENTURY FOX REPORTS FIRST QUARTER INCOME FROM CONTINUING

OPERATIONS ATTRIBUTABLE TO 21ST CENTURY FOX STOCKHOLDERS OF

$1.29 BILLION

TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $1.87 BILLION INCREASES 5% FROM THE PRIOR YEAR

QUARTER ON REVENUE GROWTH OF 2%

NEW YORK, NY, November 7, 2018 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended September 30, 2018.

The Company reported quarterly income from continuing operations attributable to 21st Century Fox stockholders of $1.29 billion ($0.69 per share), a 54% increase compared to $839 million ($0.45 per share) reported in the prior year quarter. The current quarter income from continuing operations attributable to 21st Century Fox stockholders includes a non-cash tax benefit of approximately $220 million, or $0.11 per share, related to the Company’s decision on September 26, 2018 to sell its interest in Sky plc (“Sky”). Adjusted quarterly earnings per share from continuing operations attributable to 21st Century Fox stockholders1 was $0.52, 6% higher than the adjusted result of $0.49 reported in the same quarter of the prior year.

The Company reported total quarterly revenues of $7.18 billion, a 2% increase from the $7.00 billion of revenues reported in the prior year quarter. This increase principally reflects higher affiliate and advertising revenues reported at the Television and Cable segments partially offset by lower theatrical revenue reported at the Filmed Entertainment segment. The impact of foreign exchange rates adversely impacted revenue growth by approximately $110 million, or 2% in total.

Quarterly income from continuing operations before income tax expense of $1.48 billion increased 15% from the $1.30 billion reported in the prior year quarter. Quarterly total segment OIBDA of $1.87 billion was 5% higher than the prior year quarter driven by higher contributions reported at our Television, Cable Network Programming and Filmed Entertainment segments. The impact of foreign exchange rates negatively impacted quarterly OIBDA growth by $58 million, or 3%.

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“We continue to deliver against our growth plan even as we make important strides toward completing our Disney transaction and launching FOX in the first half of 2019. We have assembled a stellar leadership team for FOX, giving us further confidence in the new company’s ability to capture opportunities in live programming while delivering long-term value for shareholders. Our quarterly performance builds on the operational and financial achievements of last year and sets up our businesses for continued momentum under both the enlarged Disney and the future FOX.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity earnings of affiliates, Other, net, and Sky non-cash tax benefit. See page 14 for a reconciliation of reported income and earnings per share from continuing operations attributable to 21st Century Fox stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to 21st Century Fox stockholders, which may be considered non-GAAP financial measures. See footnote (a) on page 14 for a description of the adjustments to Equity earnings of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended September 30,
	2018	2017
	US $ Millions
Revenues:

Cable Network Programming	$4,347	$4,196
Television	1,276	1,065
Filmed Entertainment	1,816	1,963
Other, Corporate and Eliminations	(262)	(222)

Total revenues	$7,177	$7,002

Segment OIBDA:

Cable Network Programming	$1,537	$1,511
Television	168	122
Filmed Entertainment	277	256
Other, Corporate and Eliminations	(109)	(98)

Total Segment OIBDA(a)	$1,873	$1,791

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 12 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

CABLE NETWORK PROGRAMMING

Cable Network Programming reported quarterly segment OIBDA of $1.54 billion, a 2% increase over the prior year quarter as 4% revenue growth on higher affiliate and advertising revenues was partially offset by a 5% increase in expenses. The increase in expenses was primarily due to higher global sports programming costs reflecting the impact of the FIFA World Cup at both FS1 and FOX Networks Group International (“FNG International”) and contractual increases at the Regional Sports Networks (“RSNs”). Foreign exchange fluctuations, primarily in Latin America, adversely impacted segment OIBDA growth by 4%.

Domestic cable revenue increased 7% led by higher affiliate and advertising revenues partially offset by lower content revenue due to lower third-party licensing of scripted content at FX Networks. Domestic affiliate revenue increased 9% reflecting continued contractual rate increases across all of our domestic brands, and domestic advertising revenue increased 7% from the prior year period largely due to higher pricing at FOX News. Domestic OIBDA contributions increased 6% over the prior year quarter led by higher contributions from FOX News and the RSNs.

International cable revenue declined 4% as higher constant currency affiliate revenue was more than offset by a 9% adverse impact from the strengthened U.S. dollar. International affiliate revenue decreased 1% as 10% local currency growth at FNG International and STAR was more than offset by an 11% adverse impact from the strengthened U.S. dollar. International advertising revenue decreased 8% as the adverse impact from the strengthened U.S. dollar and lower local currency advertising revenue at FNG International more than offset local currency advertising growth at STAR. International OIBDA contributions were 24% lower than the prior year quarter primarily due to the adverse impact from the strengthened U.S. dollar.

TELEVISION

Television reported quarterly segment OIBDA of $168 million, an increase of $46 million, or 38%, over the amount reported in the prior year quarter on revenue growth of 20%. Advertising revenue was 22% higher than the prior year quarter reflecting a higher volume of sports broadcast in the current year quarter, including FIFA World Cup matches and more National Football League games, as well as higher political advertising revenue related to the midterm U.S. elections at the TV stations. Retransmission consent revenue grew 19% over the prior year reflecting contractual rate increases. The revenue increases were partially offset by 17% higher expenses due to higher sports programming costs reflecting the higher volume of National Football League games and FIFA World Cup matches in the current year.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $277 million, an 8% increase over the $256 million reported in the prior year quarter. The OIBDA increase reflects higher contributions from the television production studio led by higher SVOD licensing of animated product. Quarterly segment revenues decreased 7% to $1.82 billion, primarily reflecting lower theatrical revenue at the film studio from a lower volume and mix of films released in the current quarter partially offset by higher SVOD revenue at the television production studio.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity earnings of affiliates is as follows:

			Three Months Ended September 30,
	% Owned		2018	2017
			US $ Millions
Sky	39	%(1)	$147	$110
Hulu	30%		(114)	(62)
Other equity affiliates	Various(2)		2	12

Total equity earnings of affiliates			$35	$60

(1)	On October 9, 2018, the Company disposed of its investment in Sky. See page 5 for more details.
(2)	Primarily comprised of Endemol Shine Group and Tata Sky.

Quarterly equity earnings of affiliates were $35 million as compared to $60 million reported in the same period a year-ago. The $25 million decrease in earnings primarily reflects higher equity losses at Hulu partially offset by higher equity earnings at Sky.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

OTHER ITEMS

Acquisition by Disney and Spin-Off of FOX

On June 20, 2018, the Company entered into an amended and restated merger agreement (the “Disney Merger Agreement”) with The Walt Disney Company (NYSE: DIS) pursuant to which Disney has agreed to acquire, for a price of $38 per Company share, the Company, including the Twentieth Century Fox Film and Television studios and certain cable and international television businesses. Prior to the acquisition by Disney, the Company will separate the FOX Broadcasting Company, FOX Television Stations, FOX News Channel, FOX Business Network, FS1, FS2, Big Ten Network and certain other assets and liabilities into a newly formed subsidiary, FOX, and distribute all of the issued and outstanding common stock of FOX to the Company’s stockholders on a pro rata basis. The closing of the transactions contemplated by the Disney Merger Agreement are subject to the satisfaction of certain conditions, including, among others, regulatory approvals and the receipt of certain tax opinions with respect to the treatment of the transaction under U.S. and Australian tax laws. The pending acquisition of the Company by Disney was cleared by the Antitrust Division of the United States Department of Justice on June 27, 2018 and by the European Commission on November 6, 2018.

On July 27, 2018 at a special meeting of the Company’s stockholders, the Company’s stockholders approved the Disney Merger Agreement and approved the other proposals voted on at the special meeting.

The Company anticipates the transactions closing in the first half of calendar 2019.

Disposition of Sky Shares

Following the recommended revised cash offer by Comcast Corporation (“Comcast”) for the entire issued and to be issued share capital of Sky at a price of £17.28 for each Sky share, the Company announced during the quarter that it intended to dispose of its stake in Sky. On October 9, 2018, the Company sold its 672,783,139 Sky shares to Comcast for total proceeds of £11.6 billion, or $15.1 billion.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

To access a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, and the proposed Disney transaction may not be consummated in a timely manner or at all. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission, and more detailed information about these and other factors and risks associated with the proposed Disney transaction are more fully discussed in the updated joint proxy statement/prospectus included in the Form S-4 that was declared effective by the SEC on June 28, 2018 and will be more fully discussed in the registration statement with respect to FOX. Investors and shareholders of the Company are urged to read the joint proxy statement/prospectus and other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about the proposed Disney transaction. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2018	2017
	US $ Millions, except per share amounts
Revenues	$7,177	$7,002

Operating expenses	(4,424)	(4,381)
Selling, general and administrative	(890)	(848)
Depreciation and amortization	(158)	(142)
Impairment and restructuring charges	(16)	(21)
Equity earnings of affiliates	35	60
Interest expense, net	(300)	(313)
Interest income	8	10
Other, net	52	(72)

Income from continuing operations before income tax expense	1,484	1,295
Income tax expense	(126)	(391)

Income from continuing operations	1,358	904
(Loss) income from discontinued operations, net of tax	(7)	16

Net income	1,351	920

Less: Net income attributable to noncontrolling interests	(66)	(65)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$1,285	$855

Weighted average shares:	1,863	1,853

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.69	$0.45

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.69	$0.46

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

CONSOLIDATED BALANCE SHEETS

	September 30, 2018	June 30, 2018
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$7,083	$7,622
Receivables, net	7,326	7,120
Inventories, net	3,804	3,669
Other	915	922

Total current assets	19,128	19,333

Non-current assets:
Receivables, net	892	724
Investments	4,640	4,112
Inventories, net	7,760	7,518
Property, plant and equipment, net	1,949	1,956
Intangible assets, net	6,032	6,101
Goodwill	12,755	12,768
Other non-current assets	1,356	1,319

Total assets	$54,512	$53,831

Liabilities and Equity:
Current liabilities:
Borrowings	$872	$1,054
Accounts payable, accrued expenses and other current liabilities	3,381	3,248
Participations, residuals and royalties payable	1,634	1,748
Program rights payable	1,151	1,368
Deferred revenue	764	826

Total current liabilities	7,802	8,244

Non-current liabilities:
Borrowings	18,379	18,469
Other liabilities	3,907	3,664
Deferred income taxes	1,949	1,892
Redeemable noncontrolling interests	551	764
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	11
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,534	12,612
Retained earnings	10,499	8,934
Accumulated other comprehensive loss	(2,354)	(2,001)

Total Twenty-First Century Fox, Inc. stockholders’ equity	20,698	19,564
Noncontrolling interests	1,226	1,234

Total equity	21,924	20,798

Total liabilities and equity	$54,512	$53,831

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2018	2017
	US $ Millions
Operating activities:
Net income	$1,351	$920
Less: (Loss) income from discontinued operations, net of tax	(7)	16

Income from continuing operations	1,358	904
Adjustments to reconcile income from continuing operations to cash provided by operating activities
Depreciation and amortization	158	142
Amortization of cable distribution investments	10	18
Impairment and restructuring charges	16	21
Equity-based compensation	19	27
Equity earnings of affiliates	(35)	(60)
Cash distributions received from affiliates	3	5
Other, net	(52)	72
Deferred income taxes	10	(11)
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables	37	(287)
Inventories net of program rights payable	(725)	(183)
Accounts payable and accrued expenses	(296)	(100)
Other changes, net	77	200

Net cash provided by operating activities from continuing operations	580	748

Investing activities:
Property, plant and equipment	(100)	(81)
Investments in equity affiliates	(141)	(101)
Proceeds from dispositions, net	29	362
Other investing activities, net	(253)	(29)

Net cash (used in) provided by investing activities from continuing operations	(465)	151

Financing activities:
Borrowings	75	—
Repayment of borrowings	(343)	(67)
Dividends paid and distributions	(94)	(67)
Other financing activities, net	(184)	(32)

Net cash used in financing activities from continuing operations	(546)	(166)

Net decrease in cash and cash equivalents from discontinued operations	(11)	(9)
Net (decrease) increase in cash and cash equivalents	(442)	724
Cash and cash equivalents, beginning of year	7,622	6,163
Exchange movement on cash balances	(97)	14

Cash and cash equivalents, end of period	$7,083	$6,901

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

SEGMENT INFORMATION

	Three Months Ended September 30,
	2018	2017
	US $ Millions
Revenues:

Cable Network Programming	$4,347	$4,196
Television	1,276	1,065
Filmed Entertainment	1,816	1,963
Other, Corporate and Eliminations	(262)	(222)

Total revenues	$7,177	$7,002

Segment OIBDA:

Cable Network Programming	$1,537	$1,511
Television	168	122
Filmed Entertainment	277	256
Other, Corporate and Eliminations	(109)	(98)

Total Segment OIBDA(a)	$1,873	$1,791

Depreciation and amortization:

Cable Network Programming	$97	$85
Television	26	27
Filmed Entertainment	25	23
Other, Corporate and Eliminations	10	7

Total depreciation and amortization	$158	$142

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 12 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

CONSOLIDATED REVENUES BY COMPONENT BY SEGMENT

	Three Months Ended September 30,
	2018	2017
	US $ Millions
Revenues by Component:

Affiliate fee	$3,495	$3,236
Advertising	1,772	1,623
Content	1,771	2,019
Other	139	124

Total revenues	$7,177	$7,002

Revenues by Segment by Component:

Cable Network Programming
Affiliate fee	$3,097	$2,902
Advertising, content and other	1,250	1,294

Total Cable Network Programming revenues	4,347	4,196

Television
Advertising	799	655
Affiliate fee, content and other	477	410

Total Television revenues	1,276	1,065

Filmed Entertainment
Content	1,725	1,891
Advertising and other	91	72

Total Filmed Entertainment revenues	1,816	1,963

Other, Corporate and Eliminations	(262)	(222)

Total revenues	$7,177	$7,002

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, that are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: (Loss) income from discontinued operations, net of tax, Impairment and restructuring charges, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles income from continuing operations before income tax expense to total segment OIBDA:

	Three Months Ended September 30,
	2018	2017
	US $ Millions
Income from continuing operations before income tax expense	$1,484	$1,295
Add:
Amortization of cable distribution investments	10	18
Depreciation and amortization	158	142
Impairment and restructuring charges	16	21
Equity earnings of affiliates	(35)	(60)
Interest expense, net	300	313
Interest income	(8)	(10)
Other, net	(52)	72

Total Segment OIBDA	$1,873	$1,791

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

	Three Months Ended September 30, 2018
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$4,347	$(2,820)	$10	$1,537
Television	1,276	(1,108)	—	168
Filmed Entertainment	1,816	(1,539)	—	277
Other, Corporate and Eliminations	(262)	153	—	(109)

Consolidated Total	$7,177	$(5,314)	$10	$1,873

	Three Months Ended September 30, 2017
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$4,196	$(2,703)	$18	$1,511
Television	1,065	(943)	—	122
Filmed Entertainment	1,963	(1,707)	—	256
Other, Corporate and Eliminations	(222)	124	—	(98)

Consolidated Total	$7,002	$(5,229)	$18	$1,791

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to 21st Century Fox stockholders excluding net income effects of Impairment and restructuring charges, Equity affiliate adjustments, Other, net, and tax provision adjustments (“adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders”) may not be comparable to similarly titled measures reported by other companies. Adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to 21st Century Fox stockholders to adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders for the three months ended September 30, 2018 and 2017.

	Three Months Ended
	September 30, 2018		September 30, 2017
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$1,358		$904
Less: Net income attributable to noncontrolling interests	(66)		(65)

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders	$1,292	$0.69	$839	$0.45
Impairment and restructuring charges	16	0.01	21	0.01
Equity affiliate adjustments(a)	(123)	(0.07)	19	0.01
Other, net	(52)	(0.03)	72	0.04
Tax provision(b)	(165)	(0.09)	(43)	(0.02)
Rounding	—	0.01	—	—

As adjusted	$968	$0.52	$908	$0.49

(a)

Equity earnings of affiliates for the three months ended September 30, 2018 were adjusted to remove (1) from Sky’s results 21st Century Fox’s share of (i) the gain on the sale of an investment, (ii) restructuring costs, (iii) Sky’s purchase price amortization related to its acquisition of the Direct Broadcast Satellite businesses from the Company and (iv) costs related to Sky’s acquisition and (2) from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation movements and restructuring costs.    Equity earnings of affiliates for the three months ended September 30, 2017 were adjusted to remove (1) from Sky’s results 21st Century Fox’s share of (i) Sky’s purchase price amortization related to its acquisition of the Direct Broadcast Satellite businesses from the Company and (ii) restructuring costs and (2) from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation movements and restructuring costs.

(b)	Includes the removal of the non-cash tax benefit of approximately $220 million related to the Company’s decision on September 26, 2018 to sell its interest in Sky.